                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Level 8 Systems, Inc. on Form S-1 of our report dated March 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Raleigh, North Carolina
April 30, 2003